UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

THE GRAYSTONE COMPANY, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:
Class A Common Stock
(2)	Aggregate number of securities to which transaction applies:
191,352,500 shares of Class A Common Stock
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Pre-transaction share price: $0056
(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THE GRASTONE COMPANY, INC.
2620 Regatta Drive, Suite 102
Las Vegas, NV 89128

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To our stockholders:

NOTICE IS HEREBY GIVEN that the board of directors of The Graystone Company, Inc., a Delaware corporation (which we refer to in this Notice as the “Company,” “we,” “us” or “our”), has approved, and the holders of a majority of the outstanding shares of our Class A Common Stock, par value $0.0001 per share (the “Class ACommon Stock”), have executed a Written Consent and Action of Stockholders in Lieu of a Meeting approving an amendment to our Certificate of Incorporation to conduct a reverse stock split of the outstanding Class A Common Stock of the Company, par value $0.0001 per share, by a ratio of Four Hundred to One (400:1)  (the “Split”) to be effective on or around April 16, 2012 or when regulatory approval is obtained.  The Split will not change the total number of Class A common shares authorized nor will it change the par value of the Class A common shares.  The reverse will not affect the outstanding Class B Common Stock; the reverse only affects the Class A Common Stock outstanding as of the record date.

The accompanying information statement (the “Information Statement”) is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.  Under the Delaware General Corporation Law and our by-laws, stockholder action may be taken by written consent without a meeting of stockholders.  The affirmative vote of at least a majority of the outstanding shares of Class A Common Stock is necessary to approve the Split.  Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, the Split will not be affected until at least 20 calendar days following the mailing of the accompanying Information Statement to our stockholders.

Your consent to the Split is not required and is not being solicited.  The accompanying Information Statement will serve as notice pursuant to the Exchange Act and Section 228(e) of the Delaware General Corporation Law of the approval of the Split by less than the unanimous written consent of our stockholders.  Section 242(b)(2) of the Delaware General Corporation Law does apply because the powers, preferences or any special rights for the Class A Common Stock will not be altered or changed.

By Order of the Board,

/s/: Paul Howarth
Las Vegas, NV	Paul Howarth,
April 13, 2012	Chairman of the Board

THE GRAYSTONE COMPANY, INC.
2620 Regatta Drive, Suite 102
Las Vegas, NV 89218

INFORMATION STATEMENT
Pursuant to Section 14(c) of the Securities Exchange Act of 1934

THIS INFORMATION STATEMENT IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY AND NO VOTE OR OTHER ACTION OF THE COMPANY’S
STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS INFORMATION STATEMENT IS BEING MAILED ON OR ABOUT APRIL 16, 2012
TO STOCKHOLDERS OF RECORD ON MARCH 27, 2012.

The Graystone Company, Inc., a Delaware corporation (which we refer to in this Information Statement as the “Company,” “we,” “us” or “our”), is sending you this Information Statement for the purpose of informing you, as one of our stockholders, in the manner required under Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, that our board of directors (the “Board”) has previously approved, and the holders of a majority of the outstanding shares of our Class A Common Stock, par value $0.0001 per share (the “Common Stock”), as permitted by our by-laws and Section 228 of the Delaware General Corporation Law, have previously executed a Written Consent and Action of Stockholders in Lieu of a Meeting approving an amendment (the “Amendment”) to our Certificate of Incorporation to reverse split the outstanding Class A common shares of the Company, par value $0.0001 per share, by a ratio of Four Hundred to One (400:1) to be effective on or around April 16, 2012.

Because shareholders holding at least a majority of our outstanding Class A Common Stock have voted in favor of the foregoing actions, and have sufficient voting power to approve such actions through its ownership of Class A Common Stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting proxies in connection with the adoption of these resolutions, and proxies are not requested from shareholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Under Section 242 of the Delaware General Corporation Law, the affirmative vote of the holders of at least a majority of the outstanding stock entitled to vote thereon is required to approve the Amendment.  As of March 27, 2012, the record date for the written consent (the “Record Date”),  (i) 191,352,500 shares of Class A Common Stock were issued and outstanding and (ii) 1,400,000 of Class B Common Stock were issued and outstanding.

Each share of Class A Common Stock entitles the holder thereof to one vote on the Amendment.  Each share of Class B Common Stock entitles the holder thereof to One Hundred (100) votes of Common Stock. The holders of Class B Common Stock did not vote as part of the Class A Common Stock group that voted in favor of the Amendment by the Written Consent and instead voted as a separate class vote.

The majority shareholders of the Company's Class A Common Stock holding 118,130,000 shares of Class A Common Stock or 61.73% of the Company's Class A Common Stock executed the Written Consent and Action of Stockholders in Lieu of a Meeting. Since stockholders holding at least a majority of the voting rights of all outstanding Class A Common Stock as of the Record Date have voted in favor of the Amendment by the Written Consent; and having sufficient voting power to approve the Amendment through its ownership of Class A Common Stock, no other stockholder consents will be obtained in connection with this information statement. The Delaware General Corporation Law does not provide for dissenter’s rights with respect to the Amendment.

As of the Record Date 1,400,000 shares of Class B Common Shares were outstanding and issued, with 700,000 issued to Renard Properties, LLC and 700,000 issued to WTL Group, Inc. (the “Class B Control Block”). Each share of Class B Common Stock entitles the holder thereof to One Hundred (100) votes of Common Stock.  However, the holders of Class B Common Stock did not vote as part of the Class A Common Stock group that voted in favor of the Amendment by the Written Consent and instead voted as a separate class vote.  Upon effectiveness of the reverse stock split, the Class B Control Block shall account for approximately Ninety Nine (99%) of the total outstanding votes of the Company’s common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 27, 2012, with respect to the beneficial ownership of 157,030,000 outstanding shares of the Company’s Class A Common Stock by (i) each person known by the Company to beneficially own five percent or more of the outstanding shares; (ii) the Company’s officers and directors; and (iii) the Company's officers and directors as a group.  A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days.  Unless otherwise indicated, (i) each person or entity named in the table has sole voting power and investment power with respect to all shares of capital stock listed as owned by that person or entity, and (ii) the address of each person or entity named in the table is c/o The Graystone Company, Inc., 2620 Regatta Drive Ste 102, Las Vegas, NV 89128.

Identity of Shareholder	Number of Class A Common Shares	Percentage of Beneficial Ownership

Paul Howarth, CEO (1),(3)	880,000	0.01%

Joseph Mezey, CFO (2), (3)	12,300,000	6.43%

Renard Properties, LLC (1)(3)	58,200,000	30.42%

WTL Group, Inc. (2)(3)	46,750,000	24.44%

Blaine Riley	38,900,000	20.33%
10911 E. Progress Avenue
Englewood, CO 80111

(1) Mr. Howarth is the managing member for Renard Properties, LLC  and holds the power to vote or to direct the voting of such securities or power to dispose or to direct the disposition of such security.  These powers rest solely with the managing member Paul Howarth.  Mr. Mezey, our CFO, is also a minority member in Renard Properties, LLC.

(2) WTL Group, Inc. is Mr. Mezey's family corporation in which he is the President/CEO and holds the power to vote or to direct the voting of such securities or power to dispose or to direct the disposition of such security.  These powers rest solely with Mr. Mezey.

(3) Renard Properties, LLC and WTL Group, Inc. each own 700,000 shares of the Class B Common Stock, which are all of the outstanding shares of said class of stock.

(*) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

Voting Power of Principal Stockholders and Officers

The following table sets forth information as of March 27, 2012, with respect to the beneficial ownership of our Officers and Directors and their associated voting power of the Class B Common Stock holders:

Name and Address	Class A Common Stock Shares Beneficially Owned	Percentage Class	Class B Common Stock Shares Beneficially Owned	Percentage Class	Total VotingPower
Paul Howarth, CEO1 ,3	59,080,000	30.87%	700,000	50%	38.96%

Joseph Mezey, CFO.2,3	59,050,000	30.81%	700,000	50%	38.95%

(1) Mr. Howarth is the managing member for Renard Properties, LLC  and hold the power to vote or to direct the voting of, such securities or power to dispose, or to direct the disposition of such security.  These powers rest solely with the managing member Paul Howarth.  Mr. Mezey, our CFO, is also a minority member in Renard Properties, LLC.

(2) WTL Group, Inc. is Mr. Mezey's family corporation in which he is the President/CEO and holds the power to vote or to direct the voting of such securities, or power to dispose, or to direct the disposition of such security.  These powers rest solely with Mr. Mezey.

(3) Renard Properties, LLC and WTL Group, Inc. each own 700,000 shares of the Class B Common Stock, which are all of the outstanding shares of said class of stock.

(*) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

Entity and Organization
The Graystone Company, Inc. (“Graystone”) was originally incorporated in the State of New York on May 27, 2010 under the name of Argentum Capital, Inc.   Graystone was reincorporated in Delaware on January 10, 2011 and subsequently renamed the Company to The Graystone Company, Inc. on January 14, 2011.  Graystone is domiciled in the state of Delaware, and its corporate headquarters are located in New York, New York. The Company selected December 31 as its fiscal year end.

Approval of the Amendment
As of the Record Date, our Board recommended, and the holders of a majority of our outstanding Class A Common Stock approved the Amendment to our Certificate of Incorporation, which will reverse split the outstanding common shares of the Company, par value $0.0001 per share, by a ratio of Four Hundred to One (400:1)  (the “Split”) to be effective on or around April 16, 2012 or when regulatory approval is obtained.  Section 242(b)(2) of the Delaware General Corporation Law does apply because the powers, preferences or any special rights for the Class A Common Stock will not be altered or changed.  The Split will not change the total number of Class A common shares authorized nor will it change the par value of the common shares.  The Split is affected by the Amendment, in the form annexed to this Information Statement as Appendix A, with the Secretary of State of the State of Delaware.  The Amendment will be filed immediately with an effective date for the Split to be on or around April 16, 2012 or when regulatory approval is obtained.  Fractional shares will be rounded up at the beneficial owner level.  Accordingly, each Class A common shareholders shares shall be divided by 400 then rounded up to the nearest whole number; with shareholders owning less than Four Hundred (400) common shares as of the record date each receiving One (1) share.

Current Capitalization
Currently, we are authorized to issue up to 700,000,000 shares of Class A Common Stock, of which 191,352,500 shares were issued and outstanding as of the Record Date, and we have 5,000,000 shares of Class B Common Stock authorized and 1,400,000 issued and outstanding.

Reasons for Reverse Stock Split
The Board believes it is in the Company’s best interest to conduct the Split for general corporate purposes, including acquisitions, equity financings and grants of stock and stock options. The Split will increase the authorized shares available for issuance, which has been determined by the Board to provide for a sufficient amount of Class A Common Stock to support its expansion and future financing activities, if any.

To the extent that additional authorized shares are issued in the future, such issuance may decrease our existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to our existing stockholders. The holders of our Class A Common Stock have no preemptive rights.  We currently have no plans, commitments or arrangements to issue the additional available authorized shares other than shares underlying existing obligations as disclosed in the Company’s annual and quarterly reports.

The Split and the issuance of authorized shares could also have the effect of delaying or preventing a change in control of the Company without further action by our stockholders.  Shares of authorized and unissued Class A Common Stock and Class B Common Stock could (within the limits imposed by applicable law and stock exchange policies) be issued in one or more transactions that would make a change in control of the Company more difficult, and therefore, less likely.  For example, such shares could be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid.  Any such issuance of additional stock could have the effect of diluting our earnings per share and book value per share of outstanding shares of our common stock or the stock ownership and voting rights of a person seeking to obtain control of the Company.  The relative rights and limitations of the shares of Common Stock will remain unchanged under the Amendment. The Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.  Other than the transactions effectuated pursuant to the Acquisition, the Board is not aware of any other plan or arrangement to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

When the Board deems it to be in the best interest of the Company and stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board will not seek further authorization by vote of the stockholders, unless such authorization is otherwise required by law or regulation or the rules of any stock exchange on which the shares of Common Stock may then be listed.

Effect of Reverse Split on Outstanding Shares and Total Voting Power
            The following table represents the total outstanding shares  for each class of stock and the representative voting power prior to the reverse split and immediately following the reverse split.

Pre-Reverse Stock Split

Class of Shares	Outstanding Shares	Percent of Voting Power
Class A	191,352,500	57.7%
Class B	1,400,000	42.3%

Post-Reverse Stock Split

Class of Shares	Outstanding Shares	Percent of Voting Power
Class A	478,381	0.3%
Class B	1,400,000	99.7%

The Reverse Stock Split will not affect the par value of our Class A Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Class A Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Class A Common Stock will be increased because there will be fewer shares of our Class A Common Stock outstanding.

Effect of Reverse Split on Officers and Directors Outstanding Shares and Voting Power
            The following table represents for our principal shareholder's, officers and directors their total outstanding shares for each class of stock and the representative voting power prior to the reverse split and immediately following the reverse split.

Pre-Reverse Split
Name and Address	Class A Common Stock Shares Beneficially Owned	Percentage Class	Class B Common Stock Shares Beneficially Owned	Percentage Class	Total VotingPower
Paul Howarth, CEO and Chairman1,2	59,080,000	30.87%	700,000	50%	38.96%
Joseph Mezey, President, C.F.O., Director3,4	59,050,000	30.81%	700,000	50%	38.95%
Blaine Riley	38,900,000	20.30%	0	0%	11.74%

Post-Reverse Split

Name and Address	Class A Common Stock Shares Beneficially Owned	Percentage Class	Class B Common Stock Shares Beneficially Owned	Percentage Class	Total VotingPower
Paul Howarth, CEO and Chairman1,2	147,700	0.08%	700,000	50%	49.93%
Joseph Mezey, President, C.F.O., Director3,4	147,625	0.08%	700,000	50%	49.93%
Blaine Riley	97,250	0.05%	0	0%	0.07%

As demonstrated from the above table the principal shareholder's, officers and directors total voting power would be increased from 89.65% of the total vote to 99.93%.

Anti-Takeover Effects of the Reverse Stock Split

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE DIFFICULT THE REMOVAL OF MANAGEMENT.

The effective increase in our authorized shares could potentially be used by management to thwart a take-over attempt.  The over-all effects of this proposal might be to render it more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s securities and the removal of incumbent management.  The proposal could make the accomplishment of a merger or similar transaction more difficult, even if, it is beneficial to shareholders.  Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

As discussed above, the reason the Reverse Stock Split is being proposed is to increase the market price of the Company’s Common Stock in order to attract potential investors and business partners.  This proposal is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Further, this proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

We anticipate that the Reverse Stock Split will become effective on April 16, 2012, or as soon thereafter as is reasonably practicable once regulatory approval is obtained (the “Effective Date”). Beginning on the Effective Date, each stock certificate representing pre-Reverse Stock Split shares of Class A Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares of Class A  Common Stock.

Our transfer agent, Cleartrust, LLC, will act as exchange agent (the “Exchange Agent”) for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares of Class A Common Stock are asked to surrender to the Exchange Agent stock certificates representing pre-Reverse Stock Split shares of Class A Common Stock in exchange for stock certificates representing post-Reverse Stock Split shares of Class A Common Stock in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. No new stock certificates will be issued to a holder of Class A Common Stock until such holder of Class A Common Stock has surrendered the outstanding stock certificate(s) held by such holder of Class A Common Stock, together with a properly completed and executed letter of transmittal.

Financial Information

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

(2)	Quarterly Report on Form 10-Q for the three months ended September 30, 2011;

(3)	Quarterly Report on Form 10-Q for the three months ended June 30, 2011; and

(4)	Quarterly Report on Form 10-Q for the three months ended March 31, 2011

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials.  It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith.  Additional copies of this Information Statement may be obtained at no charge by writing us at:  2620 Regatta Drive, Suite 102, Las Vegas, NV 89128, Attn: Corporate Secretary.

MISCELLANEOUS

Only one Information Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address.  We undertake to deliver promptly upon request a separate copy of this Information Statement to any stockholder at a shared address to which a single copy of this Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future.  In the event a stockholder desires to provide us with such a request, it may be given orally by telephoning our offices at (888) 552-3750 or by mail to our address at 2620 Regatta Drive, Suite 102, Las Vegas, NV 89128, Attn: Corporate Secretary.  In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies upon written or oral request to the Corporate Secretary at the address and telephone number stated above.

We file annual, quarterly and current reports, proxy statements and registration statements with the SEC.  These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C.  20549.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

By Order of the Board,

/s/: Paul Howarth
Las Vegas, Nevada	Paul Howarth,
April 13, 2012	Chairman of the Board

Appendix A

Amendment to Certificate of Incorporation

CERTIFICATE of AMENDMENT of
CERTIFICATE of INCORPORATION of
THE GRAYSTONE COMPANY, INC.
Pursuant to § 242 of the General Corporation Law of the State of Delaware

The undersigned, pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify and set forth as follows:

FIRST:                       That at a meeting of the Board of Directors of The Graystone Company, Inc. (the “Company”), the following resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable:

RESOLVED, that the Board of Directors hereby declares it advisable and in the best interests of the Company that Article FOURTH of the Certificate of Incorporation be amended to read in its entirety as follows:

FOURTH:                  The total number of shares of all classes of stock that the Corporation is authorized to issue is 705,000,000 , of which 700,000,000 shares shall be Class A Common Stock, 5,000,000 shall be Class B Common Stock. Each share of Class A Common Stock shall have a par value of $.0001. Each share of Class B Common Stock shall have a par value of $0.001. The Class A Common Stock and the Class B Common Stock shall sometimes hereinafter be referred to collectively as the “Common Stock.”  Effective April 16, 2012, the Company executed a Four Hundred to One (400:1) reverse stock split of issued and outstanding shares of its Class A Common Stock. The total authorized shares of Class A or Class B Common Stock were not affected.

Class A Common Stock and Class B Common Stock. The powers, preferences, and rights of the Class A Common Stock and Class B Common Stock, and the qualifications, limitations and restrictions thereof, are fixed as follows:

A. Issuance; Payment and Assessability. The shares of Class A Common Stock and Class B Common Stock may be issued by the Corporation from time to time for such consideration, having a value not less than par value, as may be fixed from time to time by the Board of Directors of the Corporation. Any and all shares of Class A Common Stock and Class B Common Stock so issued for which the consideration so fixed has been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of said shares shall not be liable for any further payments in respect of such shares.

B. Dividends; Distributions; Stock Splits. Holders of Class A Common Stock shall be entitled to such dividends or other distributions (including liquidating distributions) per share, whether in cash, in kind, in stock (including a stock split) or by any other means, when and as may be declared by the Board of Directors of the Corporation out of assets or funds of the Corporation legally available therefor. Holders of Class B Common Stock shall be entitled to dividends or other distributions (including liquidating distributions) per share, whether in cash, in kind, in stock, or by any other means, equal to the amount per share declared by the Board of Directors of the Corporation for each share of Class A Common Stock, (except in the case of a stock split effected by dividend or amendment to this Restated Certificate of Incorporation, or a stock dividend of shares of Class A Common Stock to holders of Class A Common Stock and shares of Class B Common Stock to holders of Class B Common Stock, in which case holders of Class B Common Stock shall be entitled to receive, on a per share basis, the number of shares of Class B Common Stock equal to the number of shares of Class A Common Stock received on a per share basis by the holders of Class A Common Stock), and such dividends or distributions with respect to the Class B Common Stock shall be paid in the same form and at the same time as dividends or distributions with respect to the Class A Common Stock; provided, however, that, in the event of a stock split or stock dividend, holders of Class A Common Stock shall receive shares of Class A Common Stock and holders of Class B Common Stock shall receive shares of Class B Common Stock, unless otherwise specifically designated by resolution of the Board of Directors.

C. Voting. Each holder of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock standing in his name on the books of the Corporation. Each holder of Class B Common Stock shall be entitled to one hundred (100) votes for each share of Class B Common Stock standing in his name on the books of the Corporation. Unless otherwise required by the Delaware General Corporation Law, the Class A Common Stock and the Class B Common Stock shall vote as a single class with respect to all matters submitted to a vote of shareholders of the Corporation.

D. Conversion. Each class of common may not be converted into the other class of stock.

SECOND:                 That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:                      That the aforesaid amendment was duly adopted with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Paul Howarth, this 27th Day of March A.D. 2012

/s/: Paul Howarth
Paul Howarth
Chief Executive Officer